Commission File Number: 333-193077

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment #5 to
FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 IBV, INC.
(Exact name of registrant as specified in its charter)

Nevada	6519	46-3565450
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

412 Olive Ave, Ste 212, Huntington Beach, CA 92654
(Address of principal executive offices) (zip code)

(702) 582-5535
(Registrant’s telephone number, including area code)

(702) 582-5535
 (Registrant’s fax number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock , par value $.00001	7,500,000	$0.01	$75,000	$10.23
Total Registration Fee	7,500,000	$0.01	$75,000	$10.23

(1)
An indeterminate number of additional shares of Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)
The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)
Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price. Previously paid on December 24, 2013.

(4)	The Offering will be valid for 180 days after this registration statement becomes effective.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS, ______-

IBV, INC.

A NEVADA CORPORATION

7,500,000 Shares of Common Stock
$0.01 per share

We are offering for sale a maximum of 7,500,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all 7,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. This is our initial public offering and no public market currently exists for shares of our Common Stock.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following in which we are no longer being classified a shell company.

We intend for our Common Stock to be sold by our Officers and Directors. Such persons will not be paid any commissions for such sales.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 13 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our Common Stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate applying for trading of our Common Stock on the over-the-counter (OTC) Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholder, have plans to enter into a change of control or similar transaction.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.  We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.  See “Risk Factors” beginning on page 13.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ________, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is April __, 2014

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. Despite this, we do not have any suitability standards except that an investor should be able to afford to lose their investment if our business plan fails.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as  may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “IBV” “we,” “us,” and “our” refer and relate to IBV, Inc.

Our Company

IBV, Inc. (“IBV”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Nevada on April 5, 2013.  IBV is domiciled in the state of Nevada, and its corporate headquarters are located in Las Vegas, Nevada. The Company selected September 30 as its fiscal year end.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;
●	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 9 under “Risk Factors” of the effect on our financial statements of such election.

Business of Registrant

IBV, Inc. is a Nevada corporate. The Company focuses on the acquisition, development and management of single-family and mutli-family properties in the U.S., and international locations, and other revenue producing properties. Our real estate investments are expected to include:

·	income-producing residential properties;
·	properties undervalued and/or in need of some repairs;
·	bank owned foreclosures and other lender owned properties
·	Public and private auction properties
·	Bulk liquidation purchases
·	Residential and commercial income producing properties in and outside the USA, and the Company expects to acquire properties in Peru and Suriname or other South American countries.
·	new development properties.

We intend to seek potential property acquisitions meeting the above criteria and which are located throughout the United States and intentionally. We believe the most important criteria for evaluating the markets in which we intend to purchase properties include:

·	historic and projected population growth;

·	historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;

·	markets with historic and growing numbers of a qualified and affordable workforce;

·	high historic and projected employment growth;

·	markets with high levels of insured populations;

·	stable household income and general economic stability; and

·	sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future. In order to diversify our portfolio, we may acquire a portion of our real estate investments through joint ventures with affiliates and third parties, such as institutional investors.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

·	Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

·
Our dependence on rental income may adversely affect our profitability, our ability to meet our debt obligations, if any, and our ability to make distributions to our stockholders; failure by any major tenant with leases in multiple locations to make rental payments to us could seriously harm our performance.

·	Our auditor has expressed substantial doubt about our ability to continue as a going concern.

·	Management has and will continue to have controlling interest in the Company’s securities

·	The Company has not identified any additional sources of financing to begin acquiring properties.

·	Our results of operations will be significantly influenced by the economies of the markets in which we operate, and the market for retail space generally.

·
Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

·
We may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect our financial condition, results of operations, cash flow and trading price of our common stock.

·	Our success depends on key personnel whose continued service is not guaranteed.

·	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

·	There has been no public market for our common stock prior to this offering and an active trading market may not develop or be sustained following this offering.

Status as a Shell Company

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following in which no longer being classified a shell company.

Therefore, an investment in our business is considered extremely risky and is suitable only for those who can afford to lose their entire investment.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419.  Rule 419 defines a “blank check company” as a company that:

(1)
is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)	is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations.

As of March 31, 2014, we have not generated any revenue nor do we anticipate generating any material revenue for at least twelve months from the date we close this offering. Lastly, we do not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

Our Direct Public Offering

We are offering for sale up to a maximum of 7,500,000 shares of our Common Stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. The expenses associated with this offering are estimated to be $7,500. This is our initial public offering and no public market currently exists for shares of our Common Stock. We can offer no assurance that an active trading market will ever develop for our Common Stock.  This is our initial public offering and no public market currently exists for shares of our Common Stock. We can offer no assurance that an active trading market will ever develop for our Common Stock.

The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Company’s address is 412 Olive Ave, Ste 212, Huntington Beach, CA 92654.

Financial Summary

	Six months ended March 31, 2014	From inception to March 31, 2014
Statement of Operations
Revenues
Expenses	4,500	4,800
Net Loss	(4,500)	(4,800)

	As of March 31, 2014	As of September 30, 2013
Balance Sheet
Total assets	-	-
Total liabilities	4,800	300
Shareholders' equity	(4,800)	(300)

SUMMARY OF THIS OFFERING

Issuer	IBV, Inc.

Securities being offered	Up to 7,500,000 shares of Common Stock , our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Per Share Price	$0.01

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Total shares of Common Stock outstanding prior to the offering	300,000,000 shares

Shares of Common Stock being offered by us:	7,500,000 shares

Total shares of Common Stock outstanding after the offering:	307,500,000 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $7,500.

Use of Proceeds:	We will use the proceeds to pay administrative expenses, the offering expenses and expenses of becoming a reporting company. See “Use of Proceeds” beginning on page 25.

Risk Factors
There are substantial risk factors involved in investing in our Company.  For a discussion of certain factors you should consider before buying shares of our Common Stock , see the section entitled "Risk Factors."  Because we have nominal operations and minimal assets, we are considered to be a “shell company” under the Securities Exchange Act of 1934, as amended.  Because our business is considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) of the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following in which we are no longer being classified a shell company. Therefore, any investment in our business should be considered extremely risky and is suitable only for those who can afford to lose the entirety of their investment.

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment. Currently, shares of our Common Stock are not publicly traded.

The Company’s Auditors have issued a going concern opinion because of the Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because we are in the development stage and have nominal assets and minimal operations, we are considered a “shell company” and our business is difficult to evaluate.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months after we are no longer classified a shell company.

Additionally, because we are currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern.  We do not anticipate generating significant revenues or attaining profitability from operations for at least ten more months.  We currently do not have any assets or revenue.  We anticipate we will continue sustaining operating expenses over the next 12 months, probably even longer.  This will likely result in us continuing to incur net operating losses for the foreseeable future.  There is no guarantee that we will ever develop and sustain a suitable business operation.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

The Company has no revenue and as a result the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company has had no revenue from its operations which make an evaluation of our future performance and prospects difficult.   Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties that may be encountered in the expansion of our business based on our planned operations.  Furthermore, the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our three officers/directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them  could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company which may have an adverse impact on our Company’s activities.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company. Mr. Howarth all are currently engaged in activities similar to the Company, such as acquiring real estate in their personal name. Mr. Howarth have all agreed and understand that the Company shall be presented with any business opportunity, that is within the Company's line of business, presented to them as an individual as described in more detail on page 33.  They may only act upon these business opportunities if the Company passes on such opportunity.  This is enforceable and binding upon Mr. Howarth as it is part of the Code of Ethics that each has executed.  The Company has not adopted any formal written policies or procedures regarding the review, approval or ratification of related party transactions.

The Company's dividend policy, if a public market does develop, may impact the market price of our Common Stock.

The Company has not paid dividends on its Common Stock in the past.  The board of directors has decided not to distribute dividends to its shareholders at this time  The board may decide to change its dividend policy in the future depending on the results of our operations, our financial condition and other factors related to the business that the board, in its sole discretion, may consider relevant.

The Company’s dividends policy may be changed at any time and the company may issue dividends which may restrict the growth of the company and lead to dilution.

The Company may change its dividend policy and begin issuing dividends at any time.  As a result, the Company will be restricted in its growth potential.  In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders.

The Company’s dividends policy may be terminated at any time as such you may not receive dividends from your investment.

Even though the Company expects to issue dividends in the future.  Such dividends will be directly dependent upon the earnings of the Company, its financial requirements, ability to raise capital and other factors.  As a result of these factors, the Board of Directors may determine it is in the Company’s best interest to cease paying dividends in the future.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares may be subject to the “penny stock” rules which might  subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

Due to the control by management of 100% of issued and outstanding Common Stock and 100% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 100% of our issued and outstanding Common Stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

●	Election of the Board of Directors;
●	Removal of directors;
●	Amendment to the our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability to penetrate new markets, attract new customers and execute on our divisions business plans. While we are not currently able to fund all basic operating costs it is possible that we may require additional funding in the future to achieve all of our proposed objectives.

If we raise additional capital through the issuance of debt, this will result in increased interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock.  If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants).  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of acquiring properties to implement our business plan as we will require substantial additional funding. This offering, if successful, will only enable us to pay for the expenses related to being a public company.   Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

Due to limited liquidity in our shares, if a public market does develop, the market price of our Common Stock may fluctuate significantly which could cause a decline in value of your shares.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained.  If a public market does develop, the market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control.  The market price of our common stock could be subject to significant fluctuations and the market price could be subject to any of the following factors:

●	our failure to achieve and maintain profitability;
●	changes in earnings estimates and recommendations by financial analysts;
●	actual or anticipated variations in our quarterly and annual results of operations;
●	changes in market valuations of similar companies;
●	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
●	loss of significant renters, clients or customers;
●	loss of significant strategic relationships; and
●	general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our Common Stock is low.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Nevada law.  Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on a direct participation basis with no minimum offering required which may adversely impact the implementation of our business plan.

We are offering shares on a direct participation basis and with no minimum offering.  As such we may not receive sufficient proceeds to fund our planned operations or the costs of this offering.  If we are not able to receive sufficient proceeds  would cause a  delay in the implementation of our planned operations.  If we do not raise sufficient funds in this offering to fund our proposed operations or even cover the costs of this offering, you may lose your entire investment.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value which would have a negative impact on your investment.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.01. See “Dilution”.

Even though we intend to only purchase those properties that fit our investment profile, there is a possibility that our purchases may not provide the results predicted which could negatively effect our cash flow.

We intend on investing in properties that will be “cash flow positive.” This means properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid. Even though we intend to purchase these types of properties, unforeseen circumstances may cause such properties to become cash flow negative whereby the income from the property does not cover all of its expenses. Some conditions may be neighborhood changes/conditions, economic conditions, property conditions, and unforeseen expenses.  If this occurs it may have a negative impact on the business and may require us to sell our properties at a loss.

Risks Related to Our Business

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company currently does not own or manage any real property, however, upon the acquisition of such properties the actual rents we receive for the properties in our portfolio may be less than our asking rents, and we may experience a decline in realized rental rates from time to time thereby our ability to generate cash flow growth will be negatively impacted.

The Company currently does not own or manage any real property or received any rental income to date , however, upon the acquisition of such properties, we may be unable to realize our asking rents across the properties in our portfolio, which may result of various factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, . In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.

Recent disruptions in the financial markets and continuing poor economic conditions could adversely affect the values of any properties that we acquire and our ongoing results of operations.

Disruptions in the capital markets during the few two years have constrained equity and debt capital available for the acquisition of real and property and have consequent caused reductions in property values. Furthermore, the current state of the economy and the implications of future potential weakening may negatively impact real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our properties. The current downturn may impact our future tenants’ financial resources directly, reducing their ability to pay rent.

Liquidity in the global credit market has been significantly contracted by market disruptions in recent years, making it more costly to obtain acquisition financing, new lines of credit or refinance existing debt, when debt financing is available at all.

●	The occurrence of these events could have the following negative effects on us:
●	the values of our properties could decrease below the amounts we paid for the properties;
●	revenues from our properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible receivables; and
●	we may not be able to refinance our future indebtedness or to obtain debt financing on attractive terms.
●	These factors could impair our ability to make distributions to you and decrease the value of your properties in us.

Financial markets are still recovering from a period of disruption and recession, and we are unable to predict if and when the economy will stabilize or improve which could adversely affect our financial condition and our ability to raise capital on favorable terms to the Company.

The financial markets are still recovering from a recession, which created volatile market conditions, resulted in a decrease in availability of business credit and led to the insolvency, closure or acquisition of a number of financial institutions. While the markets show signs of stabilizing, it remains unclear when the economy will fully recover to pre-recession levels. Continued economic weakness in the U.S. economy generally or a new recession would likely adversely affect our financial condition and that of our tenants and could impact the ability of our tenants to pay rent to us.

We may not be able to operate our business or implement our operating policies and strategies successfully which could result in the loss of some or all of your investment.

The results of our operations depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively priced residential properties, the level and volatility of interest rates, readily accessible funding in the financial markets and our ability to cost-effectively hedge risks as well as overall economic conditions. We may not be able to maintain any agreements with our lenders on favorable terms or at all. Furthermore, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which could result in the loss of some or all of your investment.

Future terrorist attacks in the United States could harm the demand for and the value of our properties which could result in a negative impact on our business and ability to collect rents and/or sell properties we may acquire.

Future terrorist attacks in the U.S., such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war could harm the demand for and the value of our properties even if not directed at our properties. A decrease in demand could make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates.

Terrorist attacks also could directly impact the value of our properties through damage, destruction, loss, or increased security costs, and the availability of insurance for such acts may be limited or may cost more. To the extent that our tenants are impacted by future attacks, their ability to continue to honor obligations under their existing leases with us could be adversely affected. Additionally, certain tenants have termination rights or purchase options in respect of certain casualties. The terrorist attacks that occurred on September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. The lack of sufficient insurance for these types of acts could expose us to significant losses and could have a negative impact on our operations. Even if we receive casualty proceeds, we may not be able to reinvest such proceeds profitably or at all, and we may be forced to recognize taxable gain on the affected property. Failure to reinvest casualty proceeds in the affected property or properties could also trigger our tax indemnification obligations under our agreements with certain limited partners of our operating partnership with respect to sales of specified properties.

Potential losses such as those from adverse weather conditions, natural disasters and title claims, may not be fully covered by our insurance policies resulting in significant costs and the loss of the capital invested in the damaged properties as well as the anticipated future cash flows from those properties.

Our business operations are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters that could cause significant damage to the properties in our portfolio. Although we intended to obtain insurance for our properties, our insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. In addition, our insurance policies may include substantial self-insurance portions and significant deductibles and co-payments for such events, and recent hurricanes in the United States have affected the availability and price of such insurance. As a result, we may incur significant costs in the event of adverse weather conditions and natural disasters. We may discontinue certain insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss.

Furthermore, we will not carry insurance for certain losses, including, but not limited to, losses caused by certain environmental conditions, such as mold or asbestos, riots or war. In addition, our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. As a result, we may not have sufficient coverage against all losses that we may experience, including from adverse title claims.

If we experience a loss that is uninsured or which exceeds our policy limits, we could incur significant costs and lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

In addition, certain of our properties could not be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could reduce the price we receive for a property and lower the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

If we sell properties by providing financing to purchasers of our properties, distribution of net sales proceeds to our stockholders would be delayed and defaults by the purchasers could reduce our cash available for distribution to stockholders.

Although we currently do not own any properties, once we do acquire properties we may sell these properties to our tenets. If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash distributions to you. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Summary

We believe it is important to communicate our expectations to investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward looking statements. The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price. All material risks have been disclosed in the “Risk Factors” section beginning on Page 13.

Dividend Policy

The board of directors has decided not to distribute dividends to its shareholders at this time  The board may decide to change its dividend policy in the future depending on the results of our operations, our financial condition and other factors related to the business that the board, in its sole discretion, may consider relevant.

Available Information

Upon the effectiveness of this S-11, the company will file an 8-A12G which will subject the Company to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that IBV, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-11 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

Item 4: Determination of Offering Price.

Our Common Stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of Common Stock being covered by this prospectus at a price of $0.01 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our Common Stock is not based on past earnings, nor is the price of our Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Item 5: Dilution.

We intend to sell 7,500,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 7,500,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price		Gain or Loss From Net Price
	Number	Percent	Amount	Percent	Per Share		Per Share
Existing Shareholders	300,000,000	97.56%	-	0%	0.00	(1)	0.0001
Purchasers of Shares	7,500,000	2.44%	75,000	100%	0.01		(0.00999)
Total	307,500,000	100%	75,000	100%	0.0001		-

(1)	These shares were issued as founder shares and were issued for $0 and at a price per share of $0.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2014.  Totals may vary due to rounding.

	100% of offered	50% of offered	25% of offered	10% of offered
	shares are sold	shares are sold	shares are sold	shares are sold
Offering Price	$0.01 per share	$0.01 per share	$0.01 per share	$0.01 per share

Net tangible book value at 9/30/2013	$(0.00) per share	$(0.00) per share	$(0.00) per share	$(0.00) per share

Net tangible book value after giving effect to the offering	$0.00 per share	$0.00 per share	$0.00 per share	$0.00 per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.00 per share	$0.00 per share	$0.00 per share	$0.00 per share

Per Share Dilution to New Investors	$0.01 per share	$0.01 per share	$0.01 per share	$0.01 per share

Percent Dilution to New Investors	97.55%	98.76%	99.37%	99.74%

Item 6: Selling Security Holders.

Not Applicable

Item 7: Plan of Distribution.

We are offering for sale a maximum of 7,500,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all of the 7,500,000 shares offered are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. The Company’s officers and directors, Paul Howarth, will be handling the responsibility of this self-underwritten offering.

In connection with the Company’s selling efforts in the offering, the Company's officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Company's officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has she been within the past 12 months, a broker or dealer, and she has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which IBV has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We anticipate applying for trading of our Common Stock on the over-the-counter (OTC) Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. The Company currently does not intend to apply to get its Preferred Stock to become trading. To have our securities quoted on the OTC Bulletin Board or OTCQB we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board and or OTCQB  differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of Common Stock. There can be no assurance that a market for our Common Stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our Common Stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
●	contains a toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;
●	details of the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a Subscription Agreement;

2.	deliver a check or certified funds to us for acceptance or rejection,

3.	Pay cash by wire transfer of immediately available funds directly to IBV, Inc.:

*All wires for subscriptions must be made payable to "IBV, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, if our management believes that accepting the subscription from the potential investor is not in the Company's best interests. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. The Company will accept or reject any subscriptions within ten days of receipt, and any funds received related to the rejected subscription agreement will be return promptly without interest or deduction.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 8: Use of Proceeds.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. There is no assurance that we will raise the full $75,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

GROSS PROCEEDS FROM THIS OFFERING	$18,750		$37,500		$56,250		$75,000
Less: OFFERING EXPENSES
SEC Filing Expenses	$1,000	5,33%	$1,000	2.67%	$1,000	1.78%	$1,000	1.33%
Printing	$500	2.67%	$500	1.33%	$500	0.89%	$500	0.67%
Misc. Expenses	$2,500	13.33%	$2,500	6.67%	$2,500	4.44%	$2,500	3.33%
Legal and Accounting	$3,500	18,67%	$3,500	9.33%	$3,500	6.22%	$3,500	4.67%
SUB-TOTAL	$7,500	40.00%	$7,500	20.00%	$7,500	13.33%	$7,500	10.0%

Less:
Reporting Expenses for Public Company	$11,250	60.00%	30,000	80.00%	48,750	86.67%	50,000	67.67%
Working Capital	$0	0%	0	0%	0	0%	17,500	23.33%
SUB-TOTAL	$11,250		30,000	80.00%	48,750	86.67%	67,500	90.0%

TOTAL	$18,750	100%	37,500	100%	48,750	100%	75,000	100%

The Use of proceeds set forth above demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

These plans regarding the use of proceed are preliminary plans and not definitive plans and may changes if the circumstances are warranted.

Item 9: Selected Financial Information

Not required since we are a smaller reporting company.

Item 10: Management's Discussion and Analysis of Financial Condition and Results of Operations.

Revenue

The Company has not had any revenue since its inception through the period ending September 30, 2013.

Operating Expenses

For the period from April 5, 2013 (inception) through March 31, 2014, the Company had $4,800 in operating expenses.  These expenses related to the formation of the Company.

Net Loss

For the period from April 5, 2013 (inception) through March 31, 2014, the Company had ($4,800) in net losses.  This is calculated as follows:

Operating Expenses
SG&A	4,800
Total Operating Expenses	4,800
Net Loss	(4,800)

Dividends

The Company did not issue any dividends.

Liquidity and Capital Resources

As of March 31, 2014 the Company had $0 in cash for a total of $0 in assets. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months.  Any expansion may cause the Company to require additional capital until such expansion began generating revenue. It is anticipated that the raise of additional funds will principally be through the sales of our securities.  As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

If the Company is not able to able to raise or secure the necessary funds required to maintain our operations and fully execute our business then the Company would be required to cease operations.

As of March 31, 2014, our total liabilities were $4,800.

Once the Company files a Form 8-A12G the Company shall become a fully reporting company to the SEC.  As a result, the Company expects the legal and accounting costs of being a public company will impact our liquidity.  The expected costs of these are approximately $15,000 to $20,000.  Our officers, directors and principal shareholders have verbally agreed to provide $50,000 in financing that can be used to cover these expenses. However, there is no guarantee that we will receive the funds from our officers and directors since there is no legal commitment or obligation. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.  This is the only amount and for that our officer, director and principal shareholders have committed to which will be sufficient to fund the company's current operations and its expenses related to being a public company for the next 12 months.

Our Portfolio

The Company will acquire its initial properties from its CEO.  The Company expects to complete this transaction by June 30, 2014.

Timing needs for Funding

Immediate needs (current through June 2014) (Phase 1)

$75,000: This capital is intended to provide the Company the resources to maintain its filings with the SEC while begin acquiring its initial properties from its CEO and filing a Form 211 with FINRA. The Company the expenses of the filing of this S-11 to be approximately $7,500 and the expenses related to being a publicly reporting company to be between $40,000 and $50,000.

Short-term needs (July 2014 through September 2014) (Phase 2)

$125,000: This amount is needed for the Company to be able to acquire 4-6 properties. This amount includes the $100,000 to acquire the properties and $25,000 for the direct monthly costs.

With 4-6 properties, Company's monthly expenses are expected to be $5,000. The Company has included $25,000 (from the $125,000 for the direct monthly cost) in the above stated financing requirements to cover the increases in the monthly expenses for five months to assist in covering the increase in expenses as part of the properties we acquire with the above referred to financing.

If the Company's revenue is not sufficient to cover the monthly expenses, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly expenses until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly expenses and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its properties. This may require the Company to sell its properties for less than the Company purchased the properties.

The initial 4-6 properties are expected to be purchased from our CEO, which our CEO currently owns (however, the Company has not yet identified which specific properties would be acquired). If the Company does not have sufficient funds to acquire these properties, the Company may acquire these properties by issuing promissory note to our CEO.

Mid-term needs (October 2014 through March 2015) (Phase 3)

$500,000: This amount is needed to acquire 1-2 properties per month thereby increasing the Company’s portfolio to approximately 10-18 properties.

With 4-6 properties, Company's monthly expenses are expected to be $5,000. The Company has included $100,000 (from the $500,000 for the direct monthly cost) in the above stated financing requirements to cover the increases in the monthly expenses to assist in covering the increase in expenses as part of the properties we acquire with the above referred to financing.

If the Company's revenue is not sufficient to cover the monthly expenses and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its properties. This may require the Company to sell its properties for less than the Company purchased the properties.

The company is expecting to file an additional S-11 to raise the additional $500,000. The Company expects to file the S-11 to raise this additional $500,000 once the Company has obtained a ticker symbol from FINRA.

Long-term needs (April 2015 - December 2015) (Phase 4)

$1,250,000:  This amount is needed to acquire an additional 25 properties per month thereby increasing the Company’s portfolio to approximately 35-42 properties.

With 35-42 properties, Company's monthly expenses are expected to be $30,000. The Company has included $250,000 (from the $1,250,000 for the direct monthly cost) in the above stated financing requirements to cover the increases in the monthly expenses to assist in covering the increase in expenses as part of the properties we acquire with the above referred to financing.

If the Company's revenue is not sufficient to cover the monthly expenses and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its properties. This may require the Company to sell its properties for less than the Company purchased the properties.

The company is expecting to file an additional S-11 to raise the additional $1,250,000.

Controls and Procedures

Evaluation of disclosure controls and procedures. Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of Paul Howarth, Chief Executive Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon and as of the date of that evaluation, our officers concluded that our disclosure controls and procedures are not effective to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.  The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;

2.	No segregation of duties;

3.	No audit committee; and

4.	Ineffective controls over financial reporting.

The Company has concluded that these are material weaknesses.  However, the Company intends to remedy these factors as follows:

Independent Directors:  The Company does not have any independent directors.

No Segregation of Duties/ Ineffective controls over financial reporting:  The company intends to hire additional staff members, either as employees or consultants,  prior to December 31, 2014.  These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities.  The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense.  It is anticipated the cost of the new staff members will be approximately $40,000 per year.

No audit committee: After the election of the independent directors at the next annual shareholder meeting, the Company expects that an Audit Committee will be established.  The cost associated to the addition an audit committee are minimal and not deemed material.

Item 11: General Information as to Registrant

IBV, Inc. (“IBV”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Nevada on April 5, 2013.  IBV is domiciled in the state of Nevada, and its corporate headquarters are located in Las Vegas, Nevada. The Company selected September 30 as its fiscal year end.

The promoters of the company are its officers and directors.  The promoters are Paul Howarth.

Business of Registrant

IBV, Inc. is a Nevada corporate. The Company focuses on the acquisition, development and management of single-family and mutli-family properties in the U.S., and international locations, and other revenue producing properties. Our real estate investments are expected to include:

·	income-producing residential properties;
·	properties undervalued and/or in need of some repairs;
·	bank owned foreclosures and other lender owned properties
·	Public and private auction properties
·	Bulk liquidation purchases
·	Residential and commercial income producing properties in and outside the USA, the Company expects to acquire properties in Peru and Suriname or other South American countries.
·	new development properties.

We intend to seek potential property acquisitions meeting the above criteria and which are located throughout the United States and intentionally. We believe the most important criteria for evaluating the markets in which we intend to purchase properties include:

·	historic and projected population growth;

·	historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;

·	markets with historic and growing numbers of a qualified and affordable workforce;

·	high historic and projected employment growth;

·	markets with high levels of insured populations;

·	stable household income and general economic stability; and

·	sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

Item 12: Policy with Respect to Certain Activities.

Pursuant to the Nevada corporate law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•
the fact of the common directorship or interest is disclosed or known to our Board of Directors or a committee of our Board of Directors, and our Board of Directors or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares of stock owned of record or beneficially by the interested director or corporation, firm or other entity; or

•	the transaction or contract is fair and reasonable to us as of the time it is authorized, approved or ratified.

We will adopt a policy which requires that all contracts and transactions between us, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our Board of Directors may obtain a fairness opinion or engage independent counsel to represent the interests of nonaffiliated security holders, although our Board of Directors will have no obligation to do so.

Policies with Respect to Other Activities

We will have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future.   Our Board of Directors has the power, without further stockholder approval, to increase the number of authorized shares of common stock or preferred stock and issue additional shares of common stock or preferred stock, in one or more series, in any manner, and on the terms and for the consideration, it deems appropriate. See “Description of Securities.” We have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate.

Pursuant to the Nevada corporate law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•
the fact of the common directorship or interest is disclosed or known to our Board of Directors or a committee of our Board of Directors, and our Board of Directors or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares of stock owned of record or beneficially by the interested director or corporation, firm or other entity; or

•	the transaction or contract is fair and reasonable to us as of the time it is authorized, approved or ratified.

We will adopt a policy which requires that all contracts and transactions between us, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our Board of Directors may obtain a fairness opinion or engage independent counsel to represent the interests of nonaffiliated security holders, although our Board of Directors will have no obligation to do so.

Reporting Policies

We intend to make available to our stockholders our annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC. See “Where You Can Find More Information.”

Item 13: Investment Policies of Registrant.

Our investment objectives are to maximize the cash flow of our properties, provide quarterly cash distributions and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of our properties and our acquisition and other strategic objectives, see “Business and Properties.”

We expect to pursue our investment objectives primarily through the ownership of properties and other acquired properties and assets. We currently intend to invest primarily in the acquisition, development and management of single-family and mutli-family properties. Future investment or development activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

The Company has reviewed a number of different states and cities evaluating factors including, but not limited to, the various markets on costs of houses, construction costs, taxes, insurance and potential rental prices.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act.

The company plans on initially purchasing properties from the Company’s CEO by issuing a promissory note to our CEO. Mr. Howarth has experience purchasing these types of properties and renovating them and re selling them.  Auction properties, title transfer is initiated upon full payment of the winning bid price and is usually completed with in 45 days.

The initial first 5-10 properties purchased by the company will have no financing. The company will take ownership of them with no liens or mortgages.  New properties will be purchased with the proceeds of the property re sales. After completion of the first 5 or 10, the company will evaluate it's financing needs, if any.

When the company has an inventory of free and clear properties, the company will consider finance, mortgage, line of credit, but will not exceed 70% loan to value on any specific property or group of properties. Some properties will be retained as rentals and others will be "flipped" or re-sold for profit.

Item 14: Description of Real Estate.

Our Portfolio

The Company will acquire its initial properties from its CEO.  The Company expects to complete this transaction by June 30, 2014.  The Company currently does not know which of the properties that are owned by our CEO will be purchased.  The Company will provide an update in its subsequent SEC filings under Form 8-K  if and when such property is identified.  The homes currently owned by our CEO are all single family homes in residential neighborhoods.  The homes are located in Indiana.

After the initial properties have been purchased the Company expects to begin purchasing properties through tax lien auction and/or lender owned real estate. Mr. Howarth is currently active in the tax lien and lender owned real estate area. The concept was already developed and is currently in place to purchase these properties. The only cost will be the cost of travel to inspect specific propertied, that that will depend on location. The company estimates that the costs of identifying it's first 5 properties to purchase at lender owned auction or tax lien sale will have a cost not to exceed $500per property, or $2500 total.

Mr. Howarth holds a Real Estate Brokers License. Mr. Howarth has worked/ invested in the real estate market for over 15 years. Mr. Howarth Is also the Broker for a real estate office in Huntington Beach, CA. Mr. Howarth has acquired properties and rented for approximately 5 years.

Item 15: Operating Data.

We are a newly formed corporation without any operating history. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated balance sheet and the notes thereto.

Item 16: Tax Treatment of Registrant and its Security Holders.

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust (“REIT”) as we fear we may not initially be able to qualify as a REIT. Therefore, we will initially operate a C corporation.

For federal income tax purposes, a C corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

Item 17: Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Market Price of Registrant's Common Equity: Prior to this registration, there has been no public trading market for the common stock of IBV, Inc. and it is not presently traded on any market or securities exchange. 7,500,000 shares of common stock are being offered for sale by the Company to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Bulletin Board.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

Holders: There is 1 holder of the Company's common stock.

Dividends: The Company has not declared any amount of cash dividends as of the date of this offering.

Warrants/Options: The Company has no warrants or options that can be purchased under Rule 144.

Rule 144 Sales:  Currently the company has no shares that are eligible to be resold pursuant to Rule 144.

From inception through the date of this offering there are no securities authorized for issuance under equity compensation plans.”

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	-

Item 18: Description of Registrant's Securities.

(a) Common and Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 749,000,000 shares of capital stock, of which 700,000,000 are shares of Common Stock, par value $0.0001 per share (the " Common Stock") and 49,000,000 are shares of Preferred Stock, par value $.0001 per shares (the “Preferred Stock”). As of March 31, 2014, 300,000,000 shares of Common Stock and 2,500,000 shares of Preferred Common Stock were issued and outstanding.

Common Stock

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 700,000,000 shares of Common Stock ($0.0001 par value).  As of the date hereof, there are 300,000,000 shares of our Common Stock issued and outstanding, which are held by 1 shareholder of record. Of these shares, 300,000,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  Holders of our Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Upon our liquidation or dissolution, the holders of our Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Series A Preferred Stock

As of March 31, 2014, there are 2,500,000 shares of our Series A Preferred Stock issued and outstanding, which are held by 1 shareholder of record. Of these shares, 2,500,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Preferred Stock are of the same class and have equal rights and attributes. The Series A Preferred shares do not have the right to convert into Common shares. Holders of our Preferred Stock are entitled to two thousand five hundred (2,500) votes per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the same rate as those declared for Common Stock holders. Unless otherwise required by the Nevada Corporation Law, the Common Stock and the Preferred Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Common Stock and Preferred Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Preferred Stock has no cumulative or preemptive rights or other subscription rights. Any dividends paid to the Series A Preferred Stock shall be declared by the Board of Directors.  The Company currently does not have any plans to issue dividends to the Series A Preferred Stock.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 19: Legal Proceedings.

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

Item 20: Security Ownership of Certain Beneficial Owners and Management.

Name and Address	Common Stock Shares Beneficially Owned		Percentage Class	Preferred Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
Paul Howarth, CEO and Chairman (1)	300,000,000	(1)(2)	100%	2,500,000	1000%	100%

Renard Properties, LLC	300,000,000	(1)	100%	2,500,000	100%	100%
Total	300,000,000		100%	2,500,000	100%	100%

1. These shares are owned by Renard Properties, LLC. Mr. Howarth does not own or manage any part of Renard Properties, LLC. However, Mr. Howarth's wife is the managing partner of Renard Properties, LLC and thereby pursuant to Rule 13-d3 Mr. Howarth is deemed to be a beneficial owner of Renard Properties and based on the application of Rule 13-d3 needs to report the transactions and holdings involving Renard under his name even though he does not own or manage Renard or have any power to do business in Renard's name. Cindy Howarth has voting and dispositive power over the shares held by Renard Properties.

2.  These shares are indirectly owned by Paul Howarth and are owned by Renard Properties. Paul Howarth does not directly own any shares of the Company.

Item 21: Directors and Executive Officers.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Paul Howarth	44	CEO

Paul Howarth, CEO/ Director/Chairman. Mr. Howarth is our CEO and a member of the Board of Directors.  In February 2012, Mr. Howarth founded IBV.  Since 2010, Mr. Howarth has served as the CEO of The Graystone Company which is a publicly traded natural resources company.  In 2007, Mr. Howarth became involved with Renard Properties, LLC which acquires and invests in real estate throughout the US.  Renard Properties is an affiliate of the Company due to the fact that it owns more than 10% of the Common Stock of the Company; however Mr. Howarth does not own any of Renard but has the power to vote and dispose of the shares owned by Renard.  Renard is own by a trust that Mr. Howarth administers.   From August 2008 – July 2010, Mr. Howarth was the CEO and member of the Board of Directors of Forterus, Inc.  Forterus is a behavioral health company focusing on drug and alcohol rehabilitation. From February 2006- July 2008, Mr. Howarth served as the Senior Vice-President of Bear Stearns and Co.  Bear Stearns and Co. was a global investment bank and securities trading and brokerage firm.  Mr. Howarth was responsible for the purchase of mortgages from mortgage bankers that were secured by Bear Stearns or its affiliates.   From 2004 - 2006, Mr. Howarth worked as a license real estate broker in California.  From 2002 – 2004, Mr. Howarth served as the Director of Production of Home Loan Center where he was responsible for 13 sales managers and over 150 sales staff.  Home Loan Center was a mortgage broker/bank and was acquired by Lendingtree.com in 2004.  Mr. Howarth received his B.A. from Seton Hall University.

Except as stated above, none of the Companies or entities Mr. Howarth has previously worked for is a parent, subsidiary or other affiliate of the Company.

Mr. Howarth devotes his time to the business of Company as the operations and business of the Company require which is approximately 15 – 20 hours per week.  Mr. Howarth, as our President & CEO handles the day to day operations of the Company.  Mr. Howarth currently is also the CEO and Chairman of The Graystone Company which is a publically traded company.

Because of Mr. Howarth’s experience of being on the board of directors and CEO of Forterus, Inc. and his experience of managing large staffs with Bear Stearns and Home Loans Center, the shareholders felt Mr. Howarth should serve as a director of the Company.

Our management has not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future. Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Controls and Procedures

Evaluation of disclosure controls and procedures. Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of Paul Howarth, Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon and as of the date of that evaluation, our officers concluded that our disclosure controls and procedures are not effective to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required. The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

The Company has concluded that these are material weaknesses.  However, the Company intends to remedy these factors as follows:

Independent Directors:  The Company does not have any independent directors.

No Segregation of Duties/ Ineffective controls over financial reporting:  The company intends to hire additional staff members, either as employees or consultants,  prior to December 31, 2014.  These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities.  The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense.  It is anticipated the cost of the new staff members will be approximately $40,000 per year.

No audit committee: After the election of the independent directors at the next annual shareholder meeting, the Company expects that an Audit Committee will be established.  The cost associated to the addition an audit committee are minimal and not deemed material.

Item 22: Executive Compensation.

The Companies’ officers and director have received annual salary of $1.00 per year for the services rendered on behalf of the Company. The following table sets forth the compensation of officers and directors from inception (April 5, 2013) through the Fiscal year end of 2013.

Name and				Stock	All other
Principal Position	Year	Salary	Bonus	Awards	Compensation	TOTAL

Paul Howarth, Chairman and CEO	2013	$1.00	0	0	0	$1.00

Item 23: Certain Relationship and Related Transactions and Director Independence.

Director Independence

Our Board of Directors has determined that none of our directors are independent.

Policies and Procedures with Respect to Related Party Transactions

As of the date hereof, our Board of Directors has not adopted formal written policies or procedures regarding the review, approval or ratification of related party transactions. It is the Company’s intention to adopt such policies and procedures in the immediate future.  Such policies will include, among other things, descriptions of the types of transactions covered, the standards to be applied in reviewing such transactions, the process for review of such transactions, and the individuals on the Board of Directors or otherwise who are responsible for implementing the policies and procedures. It is our intention that our audit committee, which will be comprised entirely of independent directors, will be responsible for such matters on an ongoing basis, consistent with its written charter.  Notice of the Company’s adoption of these policies and procedures will be given to all appropriate Company personnel.

On April 5, 2013, the Company issued 300,000,000 shares of Common Stock and 2,500,000 shares of its Series A Preferred Stock as founder’s shares to Renard Properties, LLC.  These shares were issued under Section 4(2) of the Securities Act of 1933. These shares are owned by Renard Properties, LLC. Mr. Howarth does not own or manage any part of Renard Properties, LLC. However, Mr. Howarth's wife is the managing partner of Renard Properties, LLC and thereby pursuant to Rule 13-d3 Mr. Howarth is deemed to be a beneficial owner of Renard Properties and based on the application of Rule 13-d3 needs to report the transactions and holdings involving Renard under his name even though he does not own or manage Renard or have any power to do business in Renard's name.  Cindy Howarth has voting and dispositive power over the shares held by Renard Properties.

Additionally, the Company expects to purchase its initial properties from Paul Howarth and/or Renard Properties. The Company has not identified these properties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Nevada Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Nevada's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

Ownership tables

Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Preferred Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
Paul Howarth, CEO and Chairman (1)	300,000,000	100%	2,500,000	100%	100%
Total	300,000,000	100%	2,500,000	100%	100%

1.  These shares are owned by Renard Properties, LLC. Mr. Howarth does not own or manage any part of Renard Properties, LLC. However, Mr. Howarth's wife is the managing partner of Renard Properties, LLC and thereby pursuant to Rule 13-d3 Mr. Howarth is deemed to be a beneficial owner of Renard Properties and based on the application of Rule 13-d3 needs to report the transactions and holdings involving Renard under his name even though he does not own or manage Renard or have any power to do business in Renard's name.

Conflicts of Interest

The officers and directors have acknowledged that under Nevada Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Nevada's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation.

Item 24: Selection, Management and Custody of Registrant's Investments.

The Company will hire on site, non-affiliated, management for buy and hold properties,. Management costs will be a percentage of gross revenues not to exceed 10% unless the market changes the prices for these services in the future. The officers and directors will be responsible for the purchases and sales of the property.  Other than fees not to exceed 10% unless the market changes the prices for these services in the future, the company is not currently aware of what the management agreement will consist of and contain. However, as soon as the Company formally enters into such management agreement it will file a copy of the agreement under Form 8-K.

Item 25: Policies with Respect to Certain Transactions.

The Company may purchase properties at fair market value or below from its shareholders, officers or directors or affiliated companies of our officers, directors or shareholders so long as it is deemed to be within the business plan of the Company.

Item 26: Limitations of Liability.

Section 145 of the Nevada Revised Statutes (“NRS”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the NRS, our restated certificate of incorporation provides that, to the fullest extent permitted by the NRS, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Nevada law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

Item 27: Financial Statements and Information.

The following table presents selected historical consolidated financial information and selected portfolio data.  The selected consolidated financial information presented below under the captions “Consolidated Statements of Operations Data” and “Consolidated Balance Sheets Data” have been derived from our consolidated financial statements which can be located starting on F-1.

IBV, INC.
(A Development Stage Company)
Statement of Operations

	Six months ended March 31, 2014	Inception through September 30, 2013	Inception through March 31, 2014
Operating Expenses
SG&A	4,500	300	4,800
Total Operating Expenses	4,500	300	4,800
Provisions for Income Tax	0	0	0
Net Income	$(4,500)	$(300)	$(4,800)

Earnings Per Share, Basic and Diluted	$(0.00)	$(0.00)
Weighted average shares outstanding	300,000,000	300,000,000

IBV, INC.
(A Development Stage Company)
Balance Sheet

	March 31, 2014	September 30, 2013
ASSETS:
Current assets:
Cash or cash equivalents	$-	$300
Total assets	$-	$300

LIABILITIES AND SHAREHOLDER EQUITY

Notes payable- related party	$4,800	$300
Total liabilities	4,800	300

Shareholder equity:
Common stock, par value $.0001, 700,000,000 shares authorized, 300,000,000 issued and outstanding as of March 31, 2014 and September 30, 2013,respectively.	30,000	30,000
Preferred stock, par value $.001, 49,000,000 shares authorized, 5,000,000 and 1,000,000 issued and outstanding as of March 31, 2014 and September 30, 2013, respectively.	250	250
Additional paid in capital	(30,250)	(30,250)
Deficit accumulated in the development stage	(4,800)	(300)
Total shareholder’s equity	(4,800)	(300)
Total liabilities and shareholders' equity	$-	$-

Item 28: Interests of Name Experts and Counsel.

The financial statements for IBV, Inc. as of and for the period ended September 30, 2013 included in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 28A: Material Changes.

Not applicable.

Item 29: Incorporation of Certain Information by Reference.

Not applicable.

Item 29A: Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Section 145 of the General Corporation Law of Nevada and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31: Other Expenses of Issuance and Distribution.

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

SEC Filing Expenses	$1,000
Printing	$500
Misc. Expenses	$2,500
Legal and Accounting	$3,500
SUB-TOTAL	$7,500

Item 32: Sales To Special Parties.

None.

Item 33: Recent Sale of Unregistered Securities.

On April 5, 2013, the Company issued 300,000,000 shares of Common Stock and 2,500,000 shares of its Series A Preferred Stock as founder’s shares to Renard Properties, LLC. The consideration for these shares was $0 as these were considered founders shares. These shares were issued under Section 4(2) of the Securities Act of 1933.

Item 34: Indemnification of Directors and Officers.

Section 145 of the Nevada Revised Statutes (“NRS”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the NRS, our restated certificate of incorporation provides that, to the fullest extent permitted by the NRS, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Nevada law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

Item 35: Treatment of Proceeds from Stock Being Registered.

Not Applicable

Item 36: Financial Statements and Exhibits.

See Page F-1 for an index of the financial statements that are being filed as part of this registration statement on Form S-11.

Item 37: Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Amended Articles of Incorporation
3.2	By-Laws
23.1	Consent

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

IBV, INC.
FINANCIAL STATEMENTS
AS OF MARCH 31, 2014

Reportof Independent Registered Public Accounting Firm

To the Board of Directors
IBV, Inc.
Huntington Beach, California

We have audited the accompanying balance sheet of IBV, Inc. (the “Company”), as of September 30, 2013 and March 31, 2014, and the related statement of expenses, changes in stockholders' equity, and cash flows for the six months ended March 31, 2014 and the period from inception, April 5, 2013, through September 30, 2013 and March 31, 2014. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IBV, Inc. as of September 30, 2013and March 31, 2014, and the results of its operations and its cash flows for the six months ended March 31, 2014 and for the period from inception through September 30, 2013 and March 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has deficits in cash flows from operating activities, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONE BAILEY, LLP
www.malonebailey.com
Houston, Texas

May 6, 2014

IBV, INC.
(A Development Stage Company)
Balance Sheet

	March 31, 2014	September 30, 2013
ASSETS:
Current assets:
Cash or cash equivalents	$-	$-
Total assets	$-	$-

LIABILITIES AND SHAREHOLDER EQUITY

Notes payable- related party	$4,800	$300
Total liabilities	4,800	300

Shareholder equity:
Common stock, par value $.0001, 700,000,000 shares authorized, 300,000,000 issued and outstanding as of March 31, 2014 and September 30, 2013,respectively.	30,000	30,000
Preferred stock, par value $.001, 49,000,000 shares authorized, 5,000,000 and 1,000,000 issued and outstanding as of March 31, 2014 and September 30, 2013, respectively.	250	250
Additional paid in capital	(30,250)	(30,250)
Deficit accumulated in the development stage	(4,800)	(300)
Total shareholder’s equity	(4,800)	(300)
Total liabilities and shareholders' equity	$-	$-

The accompanying notes are an integral part of these audited financial statements.

IBV, INC.
(A Development Stage Company)
Statement of Operations

	Six months ended March 31, 2014	Inception through September 30, 2013	Inception through March 31, 2014
Operating Expenses
SG&A	4,500	300	4,800
Total Operating Expenses	4,500	300	4,800
Provisions for Income Tax	0	0	0
Net Income	$(4,500)	$(300)	$(4,800)

Earnings Per Share, Basic and Diluted	$(0.00)	$(0.00)
Weighted average shares outstanding	300,000,000	300,000,000

The accompanying notes are an integral part of these audited financial statements.

IBV, INC.
(A Development Stage Company)
Statement of Stockholder’s Deficit

					Additional		Total
	Preferred Stock		Common Stock		Paid	Retained	Stockholder’s
	Shares	Amount	Shares	Amount	In Capital	Earnings	Deficit
Balances, April 5, 2013		$-	-	$-	$-	$-	$-

Issuance of founder’s shares	2,500,000	250	300,000,000	30,000	(30,250)	-	-
Net loss	-	-	-	-	-	(300)	(300)
Balances, September 30, 2013	2,500,000	$250	300,000,000	$30,000	$(30,250)	$(300)	$(300)
Net loss	-	-	-	-	-	(4,500)	(4,500)
March 31, 2014	2,500,000	$250	300,000,000	$30,000	$(30,250)	$(4,800)	$(4,800)

The accompanying notes are an integral part of these audited financial statements.

IBV, INC.
(A Development Stage Company)
Statement of Cash Flows

	Six Months Ending March 31,	Inception (April 5, 2013) through September 30,	Inception (April 5, 2013) through March 31,
	2014	2013	2014
Cash flows from operating activities
Net Loss	$(4,500)	$(300)	$(4,800)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-	-

Changes in assets and liabilities:
Notes payable- related party	4,500	300	4,800
Net cash provided by (used in) operating activities	-	-	-

Cash flows from financing activities
Proceeds from sale of common stock	-	-	-
Net cash provided by financing activities	-	-	-
Cash balance, beginning of periods	-	-	-

Cash balance, end of periods	$-	$-	$-

Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these audited financial statements.

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Operations and Trade Name

IBV, Inc. (“IBV”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Nevada on April 5, 2013. IBV is domiciled in the state of Nevada, and its corporate headquarters are located in Las Vegas, Nevada. The Company selected September 30 as its fiscal year end.

The Company focuses on the acquisition, development and management of single-family and multi-family properties in the U.S. and other financial investments other revenue producing properties. Our real estate investments are expected to include:

·	Income-producing residential properties;

·	Properties undervalued and/or in need of some repairs; and

·	New development properties

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company" as defined by ACS 915-10-05. Among the disclosures required by ASC 915-10-05 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A summary of significant accounting policies of IBV, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Renegade Ventures Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Renegade Ventures Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 749,000,000 shares of capital stock, of which 700,000,000 are shares of Common Stock, par value $0.0001 per share (the " Common Stock") and 49,000,000 are shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”). As of March 31, 2014, 300,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock were issued and outstanding.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Basic and diluted net loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using treasury stock method, and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Fair Value Measurements

As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Recently issued accounting standards
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt as to the company’s ability to continue as a going concern. The Company’s officers and directors have agreed to provide financing up to $40,000 to cover the monthly expenses of the Company and the costs associated of being a public company until the company generates enough revenues through the operations.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to acquire the properties to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of stock, mainly to its officers and directors, to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

NOTE 3 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended September 30, 2013 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
-

NOTE 3 – INCOME TAXES (CONTINUED)

Changes in the net deferred tax assets consist of the following:

	March 31, 2014	September 30, 2013
Net operating loss carry forward	$4,800	$300
Valuation allowance	(4,800)	(300)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	March 31, 2014	September 30, 2013
Tax at statutory rate (35%)	$1,680	$105
Increase in valuation allowance	(1,680)	(105)
Net deferred tax asset	$-	$-

The net federal operating loss carry forward will expire in 2027. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4 – RELATED PARTY TRANSACTIONS

On April 5, 2013, the Company issued 300,000,000 shares of Common Stock and 2,500,000 shares of its Series A Preferred Stock as founder’s shares to Renard Properties, LLC.

On September 30, 2013, the Company issued a promissory note to Renard Properties, LLC for $300. The Company used the $300 to pay for general corporate expenses.

On March 31, 2014, the Company issued a promissory note to Renard Properties, LLC for $4,500.  The Company used the $4,500 to pay for general corporate expenses.

NOTE 5 – PREFERRED STOCK

As of September 30, 2013 and March 31, 2014, there are 2,500,000 shares of our Series A Preferred Stock issued and outstanding, which are held by 1 shareholder of record. All outstanding shares of Preferred Stock are of the same class and have equal rights and attributes. The Series A Preferred shares do not have the right to convert into Common shares. Holders of our Preferred Stock are entitled to two thousand five hundred (2,500) votes per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the same rate as those declared for Common Stock holders. Unless otherwise required by the Nevada Corporation Law, the Common Stock and the Preferred Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Common Stock and Preferred Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Preferred Stock has no cumulative or preemptive rights or other subscription rights. If any dividends are declared for the Series A Preferred Stock, the payment of those dividends would be subject to the prior payment of dividends on any outstanding preferred stock, if any.

NOTE 6 – SUBSEQUENT EVENTS

Management has reviewed material subsequent events from March 31, 2014 through the date of issuance of Financial Statements in accordance with FASB ASC 855 “Subsequent Events.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, as of July 15, 2014.

IBV, INC.

By:	/s/ Paul Howarth
Paul Howarth
Chief Executive Officer (Principal Executive & Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul Howarth	Chief Executive Officer, Director, Chairman	July 15, 2014
Paul Howarth	(Principal Executive Officer and Principal Accounting Officer)